UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2014

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania	17406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 12, 2014 (“Closing Date”), Unilife Medical Solutions, Inc. (the “Borrower”), a subsidiary of Unilife Corporation (the “Company”), entered into a credit agreement (the “Credit Agreement”) and related documents (collectively, the “Transaction Documents”) with ROS Acquisition Offshore LP (together with its affiliates, successors, transferees and assignees, the “Lender”), an affiliate of OrbiMed Advisors.

In addition to the Credit Agreement, the Transaction Documents include the following:

•	a Royalty Agreement (the “Royalty Agreement”), dated March 12, 2014, by and between Royalty Opportunities S.À R.L. (“ROS”) and Borrower;

•	a Pledge and Security Agreement, dated March 12, 2014, by Borrower, the Company, Unilife Cross Farm LLC (“Cross Farm”), Unilife Medical Solutions Limited (“USML”) and Unitract Syringe Pty Limited (“Unitract Syringe”) in favor of Lender, for itself and as agent for ROS (the “Pledge and Security Agreement”);

•	a Guarantee, dated March 12, 2014, by the Company, Cross Farm, UMSL and Unitract Syringe in favor of the Lender and ROS (the “Guarantee”);

•	a Promissory Note, dated March 12, 2014, for up to $60,000,000 by Borrower in favor of Lender (the “Promissory Note”);

•	an Open-End Commercial Mortgage and Security Agreement, dated March 12, 2014, by and between Cross Farm and Lender, for itself and as agent for ROS (the “Mortgage and Security Agreement”); and

•	a General Security Deed, dated March 12, 2014, by Unitract Syringe, UMSL and the Company in favor of the Lender, for itself and as agent for ROS (the “General Security Deed”).

On the Closing Date, Cross Farm, Borrower and the Company also entered into an Omnibus Waiver and Amendment (the “Metro Bank Amendment”), dated March 12, 2014, to that certain Loan Agreement dated as of October 20, 2010 by, among others, Cross Farm and Metro Bank and the other loan documents relating thereto (collectively, the “Original Metro Bank Loan Documents”).

The following are brief summaries of the foregoing agreements.

Credit Agreement and Other Transaction Documents

Pursuant to and subject to the terms of the Credit Agreement, the Lender agreed to provide term loans to Borrower in the aggregate principal amount of up to $60,000,000. A first tranche loan of $40,000,000 was drawn on the Closing Date and a further two tranches each of $10,000,000 (collectively, the “Loans”) have been committed by the Lender and will be funded on each of December 15, 2014 and June 15, 2015, subject to and in accordance with the terms of the Credit Agreement. Unless the loan facility is otherwise terminated earlier pursuant to the terms of the Credit Agreement, Borrower is required to repay in full the unpaid principal amount of the Loans drawn down, together with all accrued and unpaid interest thereon plus a 6.0% repayment premium on March 12, 2020 (the “Maturity Date”). The obligations of Borrower under the Credit Agreement are guaranteed by the Company, Cross Farm, UMSL and Unitract Syringe pursuant to the Guarantee.

The Loans bear interest at 9.25% per annum plus LIBOR or 1.0% (whichever is greater), payable in cash quarterly in arrears, and as otherwise described in the Credit Agreement. A default interest rate of 14.25% per annum plus LIBOR or 1.0% (whichever is greater) shall apply during the existence of a default under the Credit Agreement. The Loans will be interest-only until the Maturity Date.

Lender will be entitled to receive certain amounts pursuant to the Royalty Agreement as described more fully below. Borrower has also agreed to pay certain out-of-pocket expenses incurred by Lender in connection with the Transaction Documents, or as may be incurred in connection with any restructuring or “work-out” with Borrower or the enforcement or protection of Lender’s rights.

Borrower can make voluntary repayments at any time of any unpaid principal amount of the Loans, plus a 6.0% repayment premium. Borrower must make mandatory prepayments in certain prescribed circumstances, including, without limitation, certain dispositions of assets and certain casualty events. In such events, Borrower must prepay to Lender 100% of the net cash proceeds received.

The Credit Agreement is secured by the assets of the Company and its subsidiaries. The Company, Cross Farm, UMSL and Unitract Syringe have guaranteed the performance by Borrower of its obligations under the Credit Agreement. The security interests granted by Borrower, the Company, Cross Farm, USML and Unitract Syringe are evidenced by, among other things, the Pledge and Security Agreement, the Mortgage and Security Agreement and the General Security Deed.

The Credit Agreement contains customary representations and warranties in favor of the Lender. The Credit Agreement also contains certain covenants, including among other things, covenants relating to financial performance, liquidity targets and the retention of certain members of management.

In the event of default, Borrower must prepay to Lender any unpaid principal amount of the Loans drawn down, together with all accrued and unpaid interest thereon plus a 6.0% repayment premium. An event of default could also result in the Lender enforcing its security over the assets of Borrower, the Company, Cross Farm, UMSL and Unitract Syringe in accordance with the terms of the Transaction Documents.

We received net proceeds of approximately $31.4 million following repayment of certain of our existing debt and certain fees and expenses in connection with these transactions.

Royalty Agreement

Pursuant to and subject to the terms of the Royalty Agreement, Borrower has agreed to pay ROS 2.75% on the first $50,000,000 of net sales in each fiscal year, plus 1.0% of net sales in excess of $50,000,000 and up to and including $100,000,000 in each fiscal year, plus 0.25% of net sales in excess of $100,000,000 in each fiscal year. Borrower has the right to buyout the Royalty Agreement at any time on or before the fourth anniversary of the agreement at a reduced amount. The buy-out amount ranges from $6.5 million to $21.0 million (such amount to be determined based on when the buy-out option is exercised), less amounts previously paid by Borrower to ROS pursuant to the Royalty Agreement.

Metro Bank Amendment

On the Closing Date, we entered into the Metro Bank Amendment and other loan documents relating thereto whereby Metro Bank was paid the amount of $40,000, in order to permit Unilife’s execution of the Transaction Documents and to extend its obligations to Lender thereunder, while remaining in compliance with the Original Metro Bank Loan Documents.

The foregoing description of the Credit Agreement, Royalty Agreement and the Metro Bank Amendment are only summaries of certain terms and agreements discussed herein. These summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement, the Royalty Agreement, Pledge and Security Agreement, Guarantee, Promissory Note, Mortgage and Security Agreement and General Security Deed, each of which will be filed as an exhibit to the Company’s Form 10-Q for the fiscal quarter ending on March 31, 2014. Portions of the Transaction Documents may be omitted in accordance with a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, that the Company expects to submit to the United States Securities and Exchange Commission.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated in this Item 2.03 by reference.

Item 8.01. Other Items.

On March 13, 2014, the Company issued a press release regarding the transactions referred to herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this Form 8-K:

99.1	Press release dated March 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: March 14, 2014	By:	/s/ Alan Shortall
Alan Shortall
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated March 13, 2014.